Exhibit 10.16

“TPC” AGREEMENT NO. 720-493141

TECHNOLOGY PARTNERSHIPS CANADA

THE PROJECT MERCURY

This Agreement made

Between:	HER MAJESTY THE QUEEN IN RIGHT OF CANADA as represented by the Minister of Industry
(hereinafter referred to as “the Minister”)

And:	D-WAVE SYSTEMS INC, a corporation duly incorporated under the laws of Canada having its head office located at 320 - 1985 West Broadway, Vancouver, British Columbia V6J 4Y3

(hereinafter referred to as “the Proponent”)

WHEREAS in a context in which innovation is essential in an increasingly knowledge-based economy, the Minister is charged with the achievement of Canada’s objectives of increasing economic growth, creating jobs and wealth, and supporting sustainable development; and

WHEREAS the Technology Partnerships Canada (“TPC”) Program is specifically designed to promote the above objectives by means of strategically investing in research, development and innovation in order to encourage private sector investment, and so maintain and grow the technology base and technological capabilities of Canadian industry throughout the country; and

WHEREAS the Minister agrees to make a TPC investment in the Proponent’s project described in this Agreement, considering that:

(i)	the Project will enhance Canadian national capability in the field of quantum information technology;

(ii)	the resulting technologies are expected to offer significant performance advantages in the field of high performance computing;

(iii)	the Project will strengthen the Greater Vancouver high-technology cluster, and

(iv)	the Project is expected to generate significant jobs and leverage additional R&D activity in Canada;

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

AND WHEREAS the entering into this Agreement is not contingent upon any export performance on the part of the Proponent.

NOW, THEREFORE, in consideration of their respective obligations set out below, the parties hereto agree as follows.

Article 1 - Deadline for receipt of signed agreement

1.1	This Agreement must be signed by the Proponent and received by the Minister within thirty (30) days of its signature on behalf of the Minister, failing which it will be null and void.

Article 2 - Documents forming part of this Agreement

2.1	The following documents form an integral part of this Agreement:

These Articles of Agreement

Schedule 1 - TPC General Conditions

Schedule 2 - The Project

Schedule 3 - Claims and TPC Project Cost Principles

Schedule 4 - Contractual Benefits

Schedule 5 - Reporting Requirements

Schedule 6 - Project Fact Sheet for News release

Schedule 7 - Special Purpose Equipment

2.2	In the event of conflict or inconsistency, the order of precedence amongst the documents forming part of this Agreement shall be:

These Articles of Agreement,

Schedule 1 - General Conditions

Schedule 2 - The Project

Other Schedules

Article 3 - The Proponent’s Obligations

3.1

The Proponent will carry out the Project Mercury (“the Project”) as described in Schedule 2, will make claims in accordance with Schedule 3, will provide the benefits mentioned in Schedule 4, will issue the reports required under Schedule 5 and will fulfil all of its other obligations hereunder, in a diligent and professional manner using qualified personnel.

3.2	The Proponent shall ensure that the Project is completed on or before 31 December

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CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

2007 (“Project Completion Date”), unless otherwise agreed to in writing by the Minister.

Article 4 - The Contribution

4.1	Subject to all the other provisions of this Agreement, the Minister will make a Contribution to the Proponent in respect of the Project, of the lesser of:

(a)	30 per cent of the Eligible Costs; and

(b)	$9,512,000.

4.2	The Minister will not contribute to any Eligible Costs incurred by the Proponent prior to 1 August 2004 nor after the Project Completion Date, unless otherwise agreed to in writing by the Minister.

4.3	Unless the Minister agrees otherwise in writing, the amount of the Contribution will not exceed the following amounts in the relevant Government Fiscal Years of the Project as follows:

2004/05: $ 1,307,000

2005/06: $ 2,091,000

2006/07: $ 3,545,000

2007/08: $ 2,569,000

The Minister will consider any request to reprofile these funds, but the Minister will have no obligation to pay any greater amount in any of the said Fiscal Years except to the extent that such reprofiling will have been agreed to by the Minister.

Article 5 - Environmental Assessment

5.1	The Minister has determined that no assessment of the Project is required under the Canadian Environmental Assessment Act.

Article 6 - Other Government Assistance

6.1

The Proponent hereby acknowledges that, except for scientific research and experimental development tax credits, deductions or allowances, no other federal, provincial or municipal government financial assistance other than that described below has been requested or received by the Proponent for the Eligible Costs of the Project.

SR&ED tax credits	$[*****]
Provincial tax credits:	$[*****]

TPC Project No. 720-493141

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

BDC	$[*****]
Total:	$[*****]

6.2

The Proponent will inform the Minister promptly in writing of any other federal, provincial or municipal government assistance (except for scientific research and experimental development tax credits, deductions or allowances) to be received for the Eligible Costs of the Project and the Minister will have the right to reduce the Contribution under this Agreement to the extent of any such assistance.

Article 7 - Addresses

7.1	Any notice to the Minister will be addressed to:

Director, Enabling Technologies

Technology Partnerships Canada

10th Floor

300 Slater Street

Ottawa, Ontario K1A 0C8

Fax No: (613) 954-9117

7.2	Any notice to the Proponent will be addressed to:

President and CEO

D-Wave Systems Inc.

320-1985 West Broadway

Vancouver, BC V5C 6G9

Fax (604) 630-1434

Article 8 - Special Conditions

8.1	Alternate Dispute Resolution

If a dispute arises concerning the application or interpretation of this Agreement, the parties will attempt to resolve the matter through good faith negotiation, and may, if necessary and the parties consent in writing, resolve the matter through mediation by a mutually acceptable mediator or arbitration in accordance with the Commercial Arbitration Code set out in the schedule to the Commercial Arbitration Act (Canada), and all regulations made pursuant to that Act.

8.2	Liquidated Damages Clause

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8.2.1

If in accordance with Article 8.2 of the General Conditions (Schedule 1), the Minister declares that an event of default has occurred and directs the Proponent to transfer and deliver to the Minister, title to, possession of, and all rights of the Proponent in the Intellectual Property, then the Proponent shall immediately comply or as an alternative, the Proponent may offer to pay a settlement amount (“the Settlement Amount”), as determined by the formula in Article 8.2.2, and the Minister shall accept this offer.

8.2.2	The Settlement Amount shall be [*****] which is approximately [*****] times the cumulative royalty payment amount of [*****] referred to in Article A. 2.2 of Schedule 4.

If some repayments have already been made to the Minister under Section A (“the Payments to Minister”) of Schedule 4, the Settlement Amount shall be reduced by the repayments so paid by the Proponent. In the event that the total TPC contribution disbursed falls short of its maximum authorized amount of $9,512,000 (Nine Million Five Hundred and Twelve Thousand) at no fault of the Proponent, the Settlement Amount shall be pro-rated downward to reflect the actual contribution made by the Minister.

8.2.3

The Settlement Amount due to the Minister under Article 8.2 shall be paid by the Proponent within thirty (30) days of the Minister directing the Proponent to transfer and deliver to the Minister, title to, possession of, and all rights of the Proponent in the Intellectual Property, otherwise the Proponent shall immediately comply with the Minister’s direction regarding the Intellectual Property.

8.2.4

The Minister and the Proponent agree that if the Settlement Amount, as determined by the formula in Article 8.2.2, is paid in full by the Proponent, then the Agreement is deemed to be terminated in accordance with Section 7 of the General Conditions (Schedule 1).

8.3	Equity Equivalency Clause

8.3.1

The Minister shall grant the Proponent an option to terminate this Agreement in the event of a change in ownership. A change in ownership shall be deemed by the Minister to have occurred if and when a new person or entity becomes the beneficial owner of the shares of Common Stock (“the Common Shares”) of the Proponent carrying in excess of fifty (50) per cent of the voting rights attached to all Common Shares issued and outstanding (“the Change in Ownership”). The Proponent shall advise the Minister in writing, at least, thirty (30) days prior to any anticipated Change in Ownership. For greater certainty, the Change of Ownership shall be deemed as a “Material Change” as this term is described in Article 2 of the General Conditions (Schedule 1).

8.3.2	If as a result of the Change of Ownership, the Proponent decides to withdraw from the project (“the Event of Withdrawal”), the Minister shall not deem the Event of Withdrawal

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CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

as an event of default and the remedies set forth in subsection 8.2 of the General Condition (Schedule 1) shall not apply.

8.3.3

Within ninety (90) days following the Event of Withdrawal, the Proponent shall pay to the Minister an amount of money equal to the value of the Common Shares in the capital of the Proponent (“the Equity Equivalency”), valued at the price per share payable on the transaction date that gave rise to the Change in Ownership. The number of Common Shares in the Equity Equivalency shall be determined by an independent qualified professional, given the actual contribution(s) made by the Minister to the Proponent at the time the contribution(s) were made, as if this contribution(s) were capitalised as an investment in equity capital of the Proponent. The Proponent shall cover all expenses associated with this valuation.

8.3.4

In the event of stock splits, stock consolidations, or stock reclassifications that have occurred prior to the Event of Withdrawal, the Equity Equivalency position of the Minister shall be adjusted accordingly, so that the virtual ownership interest of the Minister is maintained intact as described below:

Stock Splits

In the event of any subdivision, re-division, or change of the Common Shares of the Proponent into a greater number of Common Shares at any time while this Agreement is in force, the new Equity Equivalency number of Common Shares shall thereafter be such greater number of Common Shares of the Proponent as would have resulted from said subdivision, re-division, or change had the Minister actually held the previous Equity Equivalency number of Common Shares immediately prior to such subdivision, re-division, or change.

Stock Consolidation

In the event of any consolidation of the Common Shares of the Proponent into a lesser number of Common Shares at any time while this Agreement is in force, the new Equity Equivalency number of Common Shares shall thereafter be such lesser number of Common Shares of the Agreement as would have resulted from such consolidation had the Minister actually held the previous number of Common Shares immediately prior to such consolidation.

Reclassifications

(a)

In the event of any reclassification of Common Shares of the Proponent, resulting, but not limited to, the payment of a stock dividend other than dividends in the ordinary course, capital re-organization, or amalgamation of the Proponent with another corporation or the sale or conveyance of the undertaking or assets of the

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Proponent, as an entirety or substantially as an entirety to another entity, including pursuant to a take-over bid at, any time while this Agreement is in force, the new Equity Equivalency number of Common Shares shall thereafter be the number of Common Shares of the Proponent or of the appropriate class or classes resulting from such reclassification that the Minister would have been entitled to receive in respect of the number of Common Shares had the Minister actually held the previous Equity Equivalency number of Common Shares before such reclassification; and

(b)

In the event of any amalgamation, merger or transfer of the undertaking or assets of the Proponent as an entirety or substantially as an entirety to another corporation (‘the Successor Corporation’), the Successor Corporation resulting from such amalgamation, merger, or transfer (if not the Proponent) shall be deemed to assume the due and punctual performance and observance of each and every covenant and condition contained herein to be performed and observed by the Proponent.

8.3.5

Any payment due to the Minister under this Article shall be payable within ninety (90) days of the transaction date that gave rise to the Change in Ownership. Any late payment shall incur interest charges at the Interest Rate set forth in Schedule 1. Upon payment by the Proponent to the Minister of the monetary value of the Equity Equivalency pursuant to Section 8.3.3 with interest, if applicable, this Agreement shall be terminated in accordance with Section 7 of the General Conditions (Schedule 1).

8.4	Financial Risk Management Clause

For greater certainty, a deterioration in the Proponent’s financial position, as solely assessed by the Minister, shall be deemed as a material event within the definition of Article 2, General Conditions (Schedule 1), the provisions of Article 8, General Conditions (Schedule 1), shall apply.

8.5	Expenditure Incurred Prior to Approval of this Project

For greater certainty, the TPC contribution shall not exceed 20 per cent of its maximum amount for the period from the Eligibility Date until the Approval Date of this Project.

8.6	Expenditures Incurred Outside of Canada

For greater certainty, the TPC contribution towards foreign costs shall be the lesser of 20 per cent of the total maximum amount of the TPC contribution of $1,900,000 (One million nine hundred thousand).

8.7	Required Government Approval Clause:

All payments to be made by the Minister to the Proponent, pursuant to this Agreement, on or after December 31, 2006 are subject to the required Governmental approvals, including Treasury

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CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

8.6	Expenditures Incurred Outside of Canada

For greater certainty, the TPC contribution towards foreign costs shall be the lesser of 20 per cent of the total maximum amount of the TPC contribution of $1,900,000 (one million nine hundred thousand).

8.7	Required Government Approval Clause:

All payments to be made by the Minister to the Proponent, pursuant to this Agreement, on or after December 31, 2006 are subject to the required governmental approvals, including Treasury Board. In the event that the Minister is prevented from disbursing the full amount of the Contribution, the Parties agree to review the effects of such a shortfall in the Contribution on the implementation of the Agreement and to adjust, as appropriate, the mutual obligations specified therein.

Article 9 - Entire Agreement

This Agreement constitutes the entire agreement between the parties and supersedes all previous documents, negotiations, arrangements, undertakings and understandings related to its subject matter.

IN WITNESS WHEREOF the parties hereto have executed this Agreement through duly authorized representatives.

HER MAJESTY THE QUEEN IN RIGHT OF CANADA, as represented by the Minister of Industry

Per:	/s/ Tom Wright	Sept 20/05
	Technology Partnerships Canada (TPC)	Date

Tom Wright - Executive Director

D-WAVE SYSTEMS INC.

Per:	/s/ Geordie Rose	Sept 22/05
	GEORDIE ROSE	Date
	President & CEO	File No.: 720-493141

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

Technology Partnerships Canada	Partenariat technologique Canada

An Agency of Industry Canada	Un organisme d’Industrie Canada

TPC PROJECT No. 720-493141

AMENDMENT NO. 01

TECHNOLOGY PARTNERSHIPS CANADA

AMENDMENT AGREEMENT

This Agreement made

Between:	HER MAJESTY THE QUEEN IN RIGHT OF CANADA, as represented by the Minister of Industry (hereinafter referred to as the “Minister”)

And:

D-WAVE SYSTEMS INC., a corporation duly incorporated under the laws of the province of Canada, having its head office located at 320-1985 West Broadway, Vancouver, British Columbia V6J 4Y3

        (hereinafter referred to as “the Proponent”).

WHEREAS the Minister and the Proponent entered into a Contribution Agreement dated the 22nd day of September 2005, under the Technology Partnerships Canada Program (the “Contribution Agreement”); and

WHEREAS the Minister and the Proponent now wish to amend the Contribution Agreement.

In consideration of their respective obligations set out in the Contribution Agreement, the parties agree to amend the Contribution Agreement as follows:

1. This Amendment Agreement must be signed by the Proponent and received by the Minister within thirty (30) days of its signature on behalf of the Minister, failing which it will be null and void.

2. On page 1 of the Contribution Agreement:

DELETE:	“320-1985 West Broadway, Vancouver, British Columbia V6J 4Y3”, and

REPLACE:	with the following:

“100-4401 Still Creek Drive, Burnaby, British Columbia V5C 6G9”

    CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

3. At Article 7.2, delete and replace with the following:

“President and CEO

D-Wave Systems Inc.

100-4401 Still Creek Drive

Burnaby, British Columbia

V5C 6G9

FAX No. (604) 630-1434

All provisions of the Contribution Agreement remain in full force and effect, except as modified by this Amendment Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement through duly authorized representatives.

HER MAJESTY THE QUEEN IN RIGHT OF CANADA, as represented by the Minister of Industry

Per:	/s/ Jeff Moore	Apr 22/06
	Technology Partnerships Canada	Date

Jeff Moore, Executive Director

D-WAVE SYSTEMS INC.

Per:	/s/ David Gillard	May 12, 2006
	DAVID GILLARD, CFO	Date
Name & Title

TPC Project No. 720-493141

Amendment No. 01

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

Industry Canada	Industrie Canada

Industrial Technologies Office	Office des technologies industrielles

TPC PROJECT No. 720-493141 AMENDMENT NO. 02

INDUSTRIAL TECHNOLOGIES OFFICE

CONSENT AND AMENDING AGREEMENT #2

This Agreement made

Between:	HER MAJESTY THE QUEEN IN RIGHT OF CANADA, as represented by the Minister of Industry (hereinafter referred to as the “Minister”)

And:

D-WAVE SYSTEMS INC., a corporation duly incorporated under the laws of Canada, having its head office located at 100-4401 Still Creek Drive, Burnaby, British Columbia V5C 6G9

        (hereinafter referred to as the “Proponent”).

Each a “Party” and collectively the “Parties”

WHEREAS the Minister and the Proponent entered into a Contribution Agreement (the “Original Agreement”) dated the 22nd day of September 2005, under the former Technology Partnerships Canada Program;

WHEREAS the Original Agreement was subsequently amended on the 12th day of May 2006 by an amending agreement no. 1 (collectively with the Original Agreement, the “Contribution Agreement”);

WHEREAS the Parties have agreed to amend the Contribution Agreement in order to, among others: (i) extend the Project Completion Date by two years, (ii) revise the Statement of Work, (iii) reduce the authorized assistance and revise repayment terms, and (iv) modify the Equity Equivalency Clause;

WHEREAS the Minister has agreed that the Proponent manufacture certain resulting products outside of Canada; and

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WHEREAS to date $6,080,030 has been disbursed by the Minister and the amount of $1,118,970 remains to be claimed,

NOW THEREFORE THIS AGREEMENT WITNESSETH in consideration of their respective obligations set out in the Contribution Agreement, the Parties agree as follows:

Interpretation

1.	All capitalized terms not otherwise defined herein have the meanings given to them in the Contribution Agreement.

Execution

2.	This Agreement must be signed by the Proponent and received by the Minister within thirty (30) days of its signature on behalf of the Minister, failing which it will be null and void.

Consent

3.

Notwithstanding subsection 1 (a) of part B (Contractual Benefits) of Schedule 4 (Contractual Benefits), the Minister consents to the Proponent manufacturing the Poseidon processor resulting from the Project, and future generations of more powerful processors, outside of Canada.

Amendment

The Parties agree to amend the terms of the Contribution Agreement as follows:

4.	In Article 3 - The Proponent’s Obligations, Sub-article 3.2 is hereby deleted in its entirety and replaced by the following;

“3.2     The Proponent shall ensure that the Project is completed on or before December 31, 2009 (“Project Completion Date”), unless otherwise agreed to in writing by the Minister.”

5.	In Article 4 – The Contribution, Sub-article 4.1 is hereby deleted in its entirety and replaced by the following:

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“4.1     Subject to all other provisions of this Agreement, the Minister will make a Contribution to the Proponent in respect of the Project, of the lesser of:

(a) 30% of the Eligible Costs; and

(b) $7,199,000”

6.	In Article 4 – The Contribution, Sub-article 4.3 is hereby deleted in its entirety and replaced by the following:

“4.3     Unless the Minister agrees otherwise in writing, the amount of the Contribution will not exceed the following amounts in the relevant Government Fiscal Years of the Project as follows:

2004-05: $765,300

2005-06: $1,509,300

2006-07: $1,782,300

2007-08: $2,321,400

2008-09: $821,700

2009-10: $0

The Minister will consider any request to reprofile these funds, but the Minister will have no obligation to pay any greater amount in any of the said Fiscal Years except to the extent that such reprofiling will have been agreed to by the Minister.”

7.	In Article 8 – Special Conditions, Section 8.2.2 of Sub-article 8.2 – Liquidated Damages Clause, is hereby deleted in their entirety and replaced by the following:

“8.2.2 The Settlement Amount shall be [*****] which is approximately [*****] times the cumulative royalty payment amount of [*****] referred to in Article A. 2.2 of Schedule 4.

If some repayments have already been made to the Minister under Section A (“the Payments to Minister”) of Schedule 4, the Settlement Amount shall be reduced by the repayments so paid by the Proponent. In the event that the total TPC contribution disbursed falls short of its maximum authorized amount of $7,199,000 (Seven Million One Hundred and Ninety Nine) at no fault of the

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Proponent, the Settlement Amount shall be pro-rated downward to reflect the actual contribution made by the Minister.’’

8.	In Article 8 – Special Conditions, Sections 8.3.2 and 8.3.3 of Sub-article 8.3 - Equity Equivalency Clause, are hereby deleted in their entirety and replaced by the following:

“8.3.2 If as a result of the Change of Ownership, or in order to facilitate a Change in Ownership, the Proponent decides to withdraw from the Project, then, by no later than ninety (90) days after the Change of Ownership occurs, the Proponent shall deliver a written notice (the “Notice of Intent to Withdraw”) to the Minister at the address set out in Article 7 advising of the Proponent’s decision to withdraw from the Project. At the same time, the Proponent shall provide the Minister with a draft calculation of the Equity Equivalency (as defined in Section 8.3.3 below) by an independent qualified professional at a nationally-recognized firm. The Minister has 30 (thirty) days to accept the calculation of Equity Equivalency. If the Minister does not accept the calculation within thirty (30) days from the date of receipt by the Minister of the calculation, the Minister and the Proponent may resolve the calculation of the Equity Equivalency through the alternate dispute resolution as provided for in Article 8.1. The date upon which the Minister accepts the Equity Equivalency calculation, shall be deemed to be “the Event of Withdrawal”. The Minister shall not deem the Event of Withdrawal as an event of default and the remedies set forth in subsection 8.2 of the General Condition (Schedule 1) shall not apply.

8.3.3 Within sixty (60) days following the Minister’s acceptance of calculation of Equity Equivalency, the Proponent shall pay to the Minister an amount of money equal to the value of the Common Shares in the capital of the Proponent (the “Equity Equivalency”), valued at the price per share payable on the transaction date of the Change in Ownership. The number of Common Shares in the Equity Equivalency shall be determined according to the Canadian Institute of Chartered Accountants (CICA) standards given the actual contribution(s) made by the Minister to the Proponent at the time the contribution(s) were made, as if this contribution(s) were capitalised as an investment in equity capital of the Proponent. The Proponent shall cover all expenses associated with this valuation.”

9.	In Article 8 – Special Conditions, Section 8.3.5 of Sub-article 8.3 - Equity Equivalency Clause, is hereby deleted in its entirety and replaced by the following:

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“8.3.5 Late payment shall incur interest charges at the Interest Rate set forth in Schedule 1. Upon payment by the Proponent to the Minister of the monetary value of the Equity Equivalency pursuant to Section 8.3.3. with interest, if applicable, this Agreement shall be terminated and the Proponent and the Minister shall be deemed to have fulfilled all of their respective obligations under the Agreement except that the audit rights of the Minister under Section 5 of the General Conditions (Schedule 1) and the Minister’s right to receive reimbursement for overpayment under Section 4 of the General Conditions (Schedule 1) will survive for one year following termination of the Agreement.”

10.	In Article 8 – Special Conditions, Sub-article 8.6 - Expenditures Incurred Outside of Canada is hereby deleted in its entirety and replaced by the following:

“8.6	Expenditures Incurred Outside of Canada

For greater certainty, the TPC contribution towards foreign costs shall be the lesser of 20 per cent of the total maximum amount of the TPC contribution and $1,439,800 (one million four hundred and thirty nine thousand eight hundred)”

11.	In Article 8 – Special Conditions, Sub-article 8.7 – Required Government Approval Clause, the date of “December 31, 2006” is hereby deleted and replaced by the date of “December 31, 2009”.

12.	In Article 8 – Special Conditions, the following new Sub-article 8.8 is hereby added following Sub-article 8.7:

“8.8	Pre Disbursement Condition

Notwithstanding Article 4 of this Agreement, the Minister’s obligation to disburse any portion the Remaining Amount will be subject to the following conditions:

(a)

The Proponent obtaining fully executed term sheets, copy of which will be provided to the Minister, from investors confirming additional financing in the minimum amount of $12,000,000, net of all estimated fees, costs and expenses, to be raised during the period from November 1, 2009 to June 30, 2010, by way of equity financing, venture debt financing or other financial arrangement in form and substance acceptable to the Minister; and

(b)	The postponement of any payment due by the Proponent on account of such additional financing, including but not limited to payment of dividends or

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interest or repayment of principal, until the Project as described in Schedule 2 is completed to the satisfaction of the Minister.

If such conditions are not met on or before June 30, 2010, the Minister shall not be obligated to release the Remaining Amount yet to be claimed under this Agreement.

For the purposes hereof, the “Remaining Amount” means the last amount of $1,118,970 under the Contribution.”

13.

In Schedule 2 – The Project, the Statement of Work and Forms A, B, C, D, El, E2, and E3 are hereby deleted in their entirety and replaced with the revised Statement of Work and Forms A, B, C, Cl, C2, C3, C4, C5, D, El, E2, and E3 attached hereto as Annex 1.

14.	In Schedule 4 - Contractual Benefits, in Part A-Payments to Minister, Subsections 2.2 and 2.3 are hereby deleted in their entirety and replaced by the following:

“2.2	Royalty Period

The Royalty Period will begin on 1 January 2010 and will end on 31 December 2021. Within the Royalty Period from 1 January 2010 until 31 December 2021, the Proponent will pay until the amount of [*****] accrues or until 31 December 2021, whichever occurs first. If, however, cumulative royalties are less than [*****] by 31 December 2021, then the royalty period will continue until the earlier of 31 December 2029 or until a cumulative royalty ceiling of [*****] is reached, whichever occurs first.

2.3	Royalty Statements and Payments

The Proponent will provide to the Minister an annual statement of the Gross Business Revenues, certified by the Proponent’s Chief Financial Officer, within four (4) months of the end of each company fiscal year 31 December, together with the related royalty payment. The first statement and related royalty payment must be provided to the Minister by 30 April 2011 in respect of the fiscal year ending 31 December 2010, and by 30 April each year thereafter in regard to the previous fiscal year. Payments shall be made by cheque to the order of the Receiver General and sent to the Minister.”

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15.	In Schedule 5 - Reporting Requirements, the Form TPC-1 is hereby deleted and replaced with the revised Form TPC-1 attached hereto as Annex 2.

General

16.	Each of the Parties shall, at the request of the other Party to this Agreement, execute such documents and do such acts as may be reasonably required to carry out the terms of this Agreement.

17.	This Agreement may be executed in as many counterparts as are necessary, and when executed by all parties hereto, such counterparts shall constitute one agreement.

18.	Except as amended by this Agreement, all of the provisions of the Contribution Agreement shall continue in full force and effect until such time as the Contribution Agreement is terminated.

19.	The Contribution Agreement and this Agreement will henceforth be read together and will have the effect as if all the provisions of such agreements were contained in one instrument.

20.	This Agreement shall enure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

21.	No modification, supplement or amendment to this Agreement shall be binding unless executed in writing by all of the Parties hereto.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement through duly authorized representatives.

HER MAJESTY THE QUEEN IN RIGHT
OF CANADA, as represented by the Minister of Industry

Per:	/s/ Simon Brault	July 19/2010
	Industrial Technologies Office	Date
SIMON BRAULT for
Sylvain Laporte, Executive Director

D-WAVE SYSTEMS INC.

Per:	/s/ Vern Brownell	July 27, 2010
Date

VERN BROWNELL, CEO
Name & Title

TPC Project No. 720-493141

Amendment No. 02

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

TPC PROJECT No. 720-493141

AMENDMENT NO. 03

INDUSTRIAL TECHNOLOGIES OFFICE

AMENDING AGREEMENT #3

This Agreement made

Between:	HER MAJESTY THE QUEEN IN RIGHT OF CANADA,
as represented by the Minister of Industry
(hereinafter referred to as the “Minister”)

And:	D-WAVE SYSTEMS INC., a corporation duly incorporated under the laws of Canada, having its head office located at 3033 Beta Avenue, Burnaby, British Columbia V5G 4M9
(hereinafter referred to as the “Proponent”).

Each a “Party” and collectively the “Parties”

WHEREAS the Minister and the Proponent entered into a Contribution Agreement on September 22, 2005 as amended by an amending agreement no.l dated May 12, 2006 and by an amending agreement no. 2 dated July 27, 2010 (collectively, the “Contribution Agreement”), under the former Technology Partnerships Canada Program whereby the Minister agreed to provide a contribution in the maximum amount of $7,199,000; and

WHEREAS the Parties have agreed to amend the Contribution Agreement in order to, inter alia: (i) clarify the obligations with respect to granting security, and (ii) revise certain remedies in case of default,

NOW THEREFORE THIS AGREEMENT WITNESSETH in consideration of their respective obligations set out in the Contribution Agreement, the Parties agree as follows:

Interpretation

1.	All capitalized terms not otherwise defined herein have the meanings given to them in the Contribution Agreement.

Execution

2.	This Agreement must be signed by the Proponent and received by the Minister within thirty (30) days of its signature on behalf of the Minister, failing which it will be null and void.

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

Amendment

The Parties agree to amend the terms of the Contribution Agreement as follows:

3.	In the appearances, the address of the Proponent is hereby deleted and replaced by the following:

“3033 Beta Avenue, Burnaby, British Columbia V5G 4M9”

4.	In Article 7 – Addresses, in Article 7.2 the contact information of the Proponent is deleted and replaced by the following:

“President and CEO

D-Wave Systems Inc.

3033 Beta Avenue,

Burnaby, British Columbia

V5G 4M9

FAX No. (604) 630-1434”

5.	In Article 8 – Special Conditions, Sub-article 8.2.1 is hereby deleted in its entirety and replaced by the following:

“8.2.1 If the Minister declares that an event of default has occurred in relation to paragraphs 8.1(a) or (b) of Schedule 1 – General Conditions, or as a result of the failure of the Proponent to comply with subsection 6.6 of Schedule 1 – General Conditions (Intellectual Property), section A (Payments to Minister) or subsection B. l(Work in Canada) of Schedule 4 or the provisions that may be part of the Agreement regarding the disposal of special purpose equipment, the Minister may require the Proponent to pay a settlement amount (the “Settlement Amount”) as determined by the formula in Article 8.2.2.”

6.	In Article 8 – Special Conditions, Sub-article 8.2.3 is hereby deleted in its entirety and replaced by the following:

“8.2.3 The Settlement Amount due to the Minister under Article 8.2 shall be paid by the Proponent within thirty (30) days of the Minister declaring the default.”

7.	In Schedule 1 – General Conditions, Paragraph 6.6(b) is hereby amended by adding the following at the end of the paragraph:

“For greater clarity, the Proponent may grant a security interest on the Intellectual Property in favour of a creditor from time to time.”

8.	In Schedule 1 – General Conditions, the last paragraph of Subsection 8.2 is hereby deleted and replaced by the following:

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

“(d)	terminate this Agreement;

(e)

post a notice on the Industry Canada website disclosing that the Proponent is in default under the provisions of this Agreement and describing generally the remedies, if any, that the Minister has accordingly exercised; and

(f)	any other remedy available at law.”

General

9.	Each of the Parties shall, at the request of the other Party to this Agreement, execute such documents and do such acts as may be reasonably required to carry out the terms of this Agreement.

10.	This Agreement may be executed in as many counterparts as are necessary, and when executed by all parties hereto, such counterparts shall constitute one agreement.

11.	Except as amended by this Agreement, all of the provisions of the Contribution Agreement shall continue in full force and effect until such time as the Contribution Agreement is terminated.

12.	The Contribution Agreement and this Agreement will henceforth be read together and will have the effect as if all the provisions of such agreements were contained in one instrument.

13.	This Agreement shall enure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

14.	No modification, supplement or amendment to this Agreement shall be binding unless executed in writing by all of the Parties hereto.

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CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

IN WITNESS WHEREOF the parties hereto have executed this Agreement through duly authorized representatives.

HER MAJESTY THE QUEEN IN RIGHT OF CANADA, as represented by the Minister of Industry

Per:		Jan 22, 2014
	Repayment Recovery Director	Date

D-WAVE SYSTEMS INC.

Per:	/s/ Warren Wall	JAN 21, 2014
	WARREN WALL, COO	Date
Name & Title

Industry Canada Industrial Technologies Office	Industrie Canada Office des technologies industrielles	TPC Project No. 720-493141 Amendment No. 4

INDUSTRIAL TECHNOLOGIES OFFICE

TECHNOLOGY PARTNERSHIPS CANADA

AMENDMENT AGREEMENT NO. 4

This Amendment Agreement made

Between:

HER MAJESTY THE QUEEN IN RIGHT OF CANADA, as represented by the Minister of Industry

(the “Minister”)

And:

D-Wave Systems Inc., a corporation duly incorporated under the laws of Canada, having its head office located at 3033 Beta Avenue, Burnaby, British Columbia V5G 4M9

(the “Proponent”).

Each a “Party” to this Amendment Agreement and collectively referred to as the “Parties”.

RECITALS

WHEREAS

A-

The Minister and the Proponent entered into a Contribution Agreement dated September 22, 2005 under the Technology Partnerships Canada (“TPC”) Program, which was subsequently amended by an amendment agreement no. 1 dated May 12, 2006, an amendment agreement no. 2 dated July 27, 2010, and an amendment agreement no. 3 dated January 22, 2014. The Contribution Agreement and the Amendment Agreements are collectively referred to as the “Contribution Agreement”;

B-	The Minister and the Proponent have agreed to amend, inter alia, the repayment obligations under the Contribution Agreement.

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

NOW THEREFORE in consideration of their respective obligations set out below, the Parties hereto acknowledge and agree as follows:

Interpretation

1.	All capitalized terms not otherwise defined herein have the same meaning ascribed to them in the Contribution Agreement.

Execution

2.	This Amendment Agreement must be signed by the Proponent and received by the Minister within thirty (30) days of its signature on behalf of the Minister, failing which it shall be null and void.

Amendment

3.	In Article 8 - Special Conditions, Section 8.2.2 of Sub-article 8.2 - Liquidated Damages Clause, is hereby deleted in its entirety and replaced by the following:

“8.2.2 The Settlement Amount shall be [*****] which is approximately [*****] times the remaining repayment amount of $12,000,000 (twelve million) as illustrated in Table 2.1 of Schedule 4.

If, after December 31, 2015, repayments have been made to the Minister under Section A (“Payments to Minister”) of Schedule 4, the Settlement Amount shall be reduced by one and a half (1 1⁄2) times the repayments so paid by the Proponent.”

4.

Schedule 4 - Contractual Benefits of the Contribution Agreement, Section A (“Payments to Minister”) shall be deleted in its entirety and be replaced with the following revised Section A (“Payments to Minister”):

“A-	PAYMENTS TO MINISTER

1.	Definitions

“Repayment Period” means the period during which repayments are due, as specified in section 2.1 below.

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

2.	Repayments

2.1	Repayment Period

The Repayment Period will begin on January 1, 2010 and will end on May 31, 2021.

2.2	Annual Repayment

The Proponent shall repay the amount of $12,501,327 (twelve million five hundred and one thousand three hundred twenty seven). The first payment of $227,686 shall be payable upon the execution of this Amendment Agreement, and each year thereafter by May 31 (“Annual Repayment”), as set out in Table 2.1 below.

Table 2.1.: Annual Repayments

Proponent Fiscal Year Ending (PFYE)	Annual Repayment Due (Canadian $)	Repayment Due Date
Dec. 31, 2010-2014	501,327	April 30, 2011-2015*
December 31, 2015	227,686	Date of the execution of Amendment Agreement #4
January 31, 2017	1,772,314	May 31, 2017
January 31, 2018	2,500,000	May 31, 2018
January 31, 2019	2,500,000	May 31, 2019
January 31, 2020	2,500,000	May 31, 2020
January 31, 2021	2,500,000	May 31, 2021

Total	12,501,327

*	Repayments collected to date

Payments shall be made by cheque to the order of the Receiver General of Canada and sent to:

Innovation, Science and Economic Development Canada

Attn: Programs and Services Directorate

235 Queen Street, 2nd floor

Ottawa Ontario, K1A 0H5

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

2.3	Late Payments

Interest shall be payable on any portion of the Annual Repayment remaining unpaid, calculated and payable at the Interest Rate, from the date upon which the Annual Repayment is due, until payment in full has been received by the Minister. Interest shall be payable in accordance with the foregoing notwithstanding any other remedies available to the Minister in the event of Default by the Proponent under this Agreement.

Whenever any payment date under this section falls on a Saturday, Sunday or statutory holiday, payment will be due on the next day following which is not a Saturday, Sunday or statutory holiday.”

5.	Schedule 4, Section B - Contractual Benefits to Canada of the Contribution Agreement, sub-section 1 (a) shall be deleted in its entirety and be replaced with the following revised sub-section 1(a):

“1.	Work in Canada

(a)

Unless otherwise agreed to in writing by the Minister, the Proponent will ensure that the Intellectual Property is exploited through the production in Canada of resulting products until the end of the Repayment Period as set out in section 2.1 of this Schedule.”

6.

Schedule 5 - Reporting Requirements, of the Contribution Agreement, Forms TPC-1, TPC-2, and TPC-3 are hereby deleted and replaced with the revised Forms TPC-1, TPC- 2, and TPC-3 attached hereto as Annex A.

General

7.

Each of the Parties shall, at the request of the other Party to this Amendment Agreement, execute such documents and do such acts as may be reasonably required to carry out the terms of this Amendment Agreement.

8.	This Amendment Agreement may be executed in as many counterparts as are necessary, and when executed by all parties hereto, such counterparts shall constitute one agreement.

9.	Except as amended by this Amendment Agreement, all of the provisions of the Contribution Agreement shall continue in full force and effect until such time as the Contribution Agreement expires.

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

10.	The Contribution Agreement and this Amendment Agreement will henceforth be read together and will have the effect as if all the provisions of such agreements were contained in one instrument.

11.	No modification, supplement or amendment to this Amendment Agreement shall be binding unless executed in writing by all of the Parties hereto.

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CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement through duly authorized representatives.

HER MAJESTY THE QUEEN IN RIGHT OF CANADA as represented by the Minister of Industry

Per:	/s/ Lisa Setlakwe	Date: July 21, 2016
Name:	Lisa Setlakwe
Title:	Executive Director,
Industrial Technologies Office

D-Wave Systems Inc.

Per:	/s/ WARREN WALL	Date: July 25, 2016
Name:	WARREN WALL
Title:	COO

I have authority to bind the Corporation.

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

Annexe A

FORM TPC - 1

REPORT ON EXPECTED & ACTUAL REPAYMENTS TO THE MINISTER

APPLICANT NAME:	D-Wave Systems Inc.
PROJECT NO:	720-493141

1	2	3	4
YEAR ENDING	EXPECTED PAYMENT (in $)	ACTUAL PAYMENT (in $)	DUE DATE
Dec 31, 2010		3,575	April 30, 2011
Dec 31, 2011		81,883	April 30, 2012
Dec 31, 2012		84,488	April 30, 2013
Dec 31, 2013		161,164	April 30, 2014
Dec 31, 2014		170,217	April 30, 2015
Dec 31, 2015	227,686		Date of the execution of Amendment Agreement #4
Jan 31, 2017	1,772,314		May 31, 2017
Jan 31, 2018	2,500,000		May 31, 2018
Jan 31, 2019	2,500,000		May 31, 2019
Jan 31, 2020	2,500,000		May 31, 2020
Jan 31, 2021	2,500,000		May 31, 2021

Total	12,000,000	501,327

SIGNATURE OF AUTHORIZED OFFICER:

REPORT DATE:

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

FORM TPC - 2

REPORT ON JOB CREATION AND MAINTENANCE

PROPONENT: D-WAVE SYSTEMS INC.	PROJECT NO.: 720-493141

GENERAL INSTRUCTIONS

The intent of this schedule is to identify the number of PYs expended on Project related activities during any one year of the duration of the Agreement, according to category of employment. Both part-time and full-time employees should be claimed, as employment of all types represents a Project benefit. Part-time work should be converted into PY units on the basis normally used by the Proponent provided it is between 1800 and 2000 hours of work paid in a given year.

Data is to be provided based on a 52 week calendar year and should be expressed in PY units.

Direct PYs are to be counted. The term “direct PY” relates to the work performed in Canada by employees of the proponent. Only those direct PYs which result from the project are to be counted. Work performed outside of Canada by Canadian employees is not to be included except for eligible activities performed as part of the Statement of Work during the Work Phase. Reported PYs may be performed by existing staff or by new hires. These PYs are normally located in the Proponent’s facility and involve an eligible operation or activity supported by the industrial assistance program. During the Benefits Phase, these PYs normally pertain to production/distribution activities associated with the supported facility, product or processes of the proponent.

Indirect PYs refer to work performed in Canada as a result of the project by employees who are not employed by the Proponent, and normally at a location other than the Proponent’s facility. Apart from the following two exceptions, indirect PYs are never to be included in the PY count:

1) Sub-contracted PYs in the Work phase of R&D/innovation projects are included in the PY count, provided that the related activity is explicitly set out in the Statement of Work in the Contribution Agreement.

2) Benefit phase production PYs of related entities to the Proponent are included in the PY count, provided that the Contribution Agreement explicitly includes PY reporting requirements on the parties concerned and provides the Minister access to the related facilities for monitoring purposes.

Reporting during the Work phase requires a yearly breakdown by category of employment. Reporting during the Benefits phase requires the average number of PYs during this phase by category of employment.

CONFIDENTIAL AND PROPRIETARY INFORMATION OF D-WAVE SYSTEMS INC.

TPC Project No. 720-493141

STRATEGIC INNOVATION FUND

TECHNOLOGY PARTNERSHIPS CANADA

AMENDMENT AGREEMENT NO. 5

This Amendment Agreement made

Between:
HER MAJESTY THE QUEEN IN RIGHT OF CANADA, as represented by the Minister of Industry

(the “Minister”)

And:

D-Wave Systems Inc., a corporation duly incorporated under the laws of Canada, having its head office located at 3033 Beta Avenue, Burnaby, British Columbia V5G 4M9

(the “Proponent”).

Each a “Party” to this Amendment Agreement and collectively referred to as the “Parties”.

RECITALS

WHEREAS

A-

The Minister and the Proponent entered into a Contribution Agreement dated September 22, 2005 under the Technology Partnerships Canada (“TPC”) Program, which was subsequently amended by an amendment agreement no. 1 dated May 12, 2006, and amendment agreement no. 2 dated July 27, 2010, and an amendment agreement no. 3 dated January 22, 2014, and an amendment agreement no. 4 dated July 25, 2016. The Contribution Agreement and the Amendment Agreements are collectively referred to as the “Contribution Agreement”;

B-

The Minister and the Proponent have agreed to amend, inter alia, the recipient’s fiscal year end, adjust the settlement amount in the liquidated damages clause, adjust the repayment terms including the total repayment amount and extend the repayment period end date under the Contribution Agreement.

TPC Project No. 720-493141

Amendment No.5

NOW THEREFORE in consideration of their respective obligations set out below, the Parties hereto acknowledge and agree as follows:

Interpretation

1.	All capitalized terms not otherwise defined herein have the same meaning ascribed to them in the Contribution Agreement.

Execution

2.	This Amendment Agreement must be signed by the Proponent and received by the Minister within thirty (30) days of its signature on behalf of the Minister, failing which it shall be null and void.

Amendment

3.	All references to the Recipient Fiscal Year End are changed from January 31 to December 31.

4.	In Article 8 - Special Conditions, of the Contribution Agreement, Section 8.2.2 of Subarticle 8.2 - Liquidated Damages, is hereby deleted in its entirety and replaced by the following:

“8.2.2 The Settlement Amount shall be [*****] dollars ([*****]) which is [*****] times the total remaining repayment amount of two million, five hundred thousand dollars ($2,500,000) as illustrated in Table 2.1of Schedule 4.”

5.	Schedule 4 - Contractual Benefits of the Contribution Agreement, Section A (“Payments to Minister”) shall be deleted in its entirety and be replaced with the following:

“A -	PAYMENTS TO MINISTER

1.	Definitions

“Repayment Period” means the period during which repayments are due, as specified in section 2.1 below.

2.	Repayments

2

TPC Project No. 720-493141

Amendment No.5

2.1	Repayment Period

The Repayment Period will begin on January 1, 2010 and will end on April 30, 2025.

2.2	Annual Repayment

The Proponent shall repay the remaining repayment amount of $2,500,000 with payments of five hundred thousand dollars ($500,000) payable on April 30, 2021 and on April 30, each year thereafter (“Annual Repayment”), for a total repayment amount of seven million, five hundred, one thousand, two hundred and thirty-seven dollars ($7,501,237) as set out in Table 2.1 below.

Table 2.1.: Annual Repayments

Proponent Fiscal Year Ending (PFYE)	Annual Repayment Due (Canadian $)	Repayment Due Date
December 31, 2010 to December 31, 2017	5,001,327	Actual
December 31, 2018	0	May 31, 2019
December 31, 2019	0	May 31, 2020
December 31, 2020	500,000	April 30, 2021
December 31, 2021	500,000	April 30, 2022
December 31, 2022	500,000	April 30, 2023
December 31, 2023	500,000	April 30, 2024
December 31, 2024	500,000	April 30, 2025

Total	7,501,327

Payments shall be paid by cheque issued to the order of the Receiver General of Canada and sent to:

Innovation, Science and Economic Development Canada

Attn: Programs and Services Directorate

235 Queen Street, 2nd floor

Ottawa Ontario, K1A 0H5

3

TPC Project No. 720-493141

Amendment No.5

Attn: Director, Programs and Services Directorate

Payments may also be paid via electronic funds transfer. In such a case, the Recipient should contact the Minister for information on how to make payments via electronic funds transfer.

2.3	Late Payments

Interest shall be payable on any portion of the Annual Repayment remaining unpaid, calculated and payable at the Interest Rate, from the date upon which the Annual Repayment is due, until payment in full has been received by the Minister. Interest shall be payable in accordance with the foregoing notwithstanding any other remedies available to the Minister in the event of Default by the Proponent under this Agreement.

Whenever any payment date under this section falls on a Saturday, Sunday or statutory holiday, payment will be due on the next day following which is not a Saturday, Sunday or statutory holiday.”

General

6.

Each of the Parties shall, at the request of the other Party to this Amendment Agreement, execute such documents and do such acts as may be reasonably required to carry out the terms of this Amendment Agreement.

7.	This Amendment Agreement may be executed in as many counterparts as are necessary, and when executed by all parties hereto, such counterparts shall constitute one agreement.

8.	Except as amended by this Amendment Agreement, all of the provisions of the Contribution Agreement shall continue in full force and effect until such time as the Contribution Agreement expires.

9.	The Contribution Agreement and this Amendment Agreement will henceforth be read together and will have the effect as if all the provisions of such agreements were contained in one instrument.

10.	No modification, supplement or amendment to this Amendment Agreement shall be binding unless executed in writing by all of the Parties hereto.

[Remainder of this page intentionally left blank]

4

TPC Project No. 720-493141

Amendment No.5

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement through duly authorized representatives.

HER MAJESTY THE QUEEN IN RIGHT OF CANADA as represented by the Minister of Industry

Per:	/s/ Colette Kaminsky	Date: November 23, 2020
Name:	Colette Kaminsky
Title:	Director General, Strategic Innovation Fund

D-Wave Systems Inc.

Pre:	/s/ Alan Baratz	Date: November 23, 2020
Name:	Dr. Alan Baratz
Title:	Chief Executive Officer, D-Wave Systems Inc.

I have authority to bind the Corporation.

5